INVESTAR HOLDING CORPORATION
POWER OF ATTORNEY

THE UNDERSIGNED hereby appoints the Corporate Secretary, any Assistant Corporate
Secretary, and the Chief Accounting Officer of Investar Holding Corporation (the
"Company") (individually, an "Agent"), each with the power to act individually, as the Undersigned's true and lawful attorney-in-fact, possessing the power and authority as follows:

        i.      To execute for and on behalf of the Undersigned, in the
                Undersigned's capacity as an officer or director of the Company and the Bank, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange
                Act");

        ii.     To do and perform any and all acts for and on behalf of the
                Undersigned that may be necessary or desirable to complete and execute such forms, to complete and execute any amendments thereto, and to timely file such forms and amendments with the
                Securities and Exchange Commission and any stock exchange or similar authority; and

        iii.    To take any other action in connection with the foregoing
                matters, which may be in the best interest of or legally
                required by the Undersigned, it being understood and agreed that the documents executed by the Agent hereunder shall be in such form and shall contain such terms and conditions as the Agent may approve, in such Agent's discretion.

By execution below, the Undersigned hereby further grants to the Agent full power and authority to do and perform any and all acts requisite, necessary or proper to be done in connection with the exercise of the specific power and authority granted herein, as the Undersigned might do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that any and all such substitutes shall be empowered to do and exercise the rights and powers granted herein.

By execution below, the Undersigned acknowledges that neither the Agent, whether appointed or substituted hereunder, nor the Company is assuming any of the
Undersigned's obligations to comply with Section 16 of the Exchange Act, and that each Agent is serving hereunder solely at the request of and for the convenience of the Undersigned. The Undersigned further agrees that this Power of Attorney shall remain in force and effect until the Undersigned is no longer subject to the reporting requirements imposed under Section 16 of the Exchange
Act with respect to holdings and transactions in the Company's securities, or until earlier revoked by delivery of written notice of revocation.

IN WITNESS WHEREOF, the Undersigned has caused this Power of Attorney to be executed and effective as of the date set forth below:

/s/ G. H. Joffrion III                        /s/ James Baker
-------------------------                     ----------------------------------
Signature                                     Witness

G. H. Joffrion III                            /s/ Robert Boyce
-------------------------                     ----------------------------------
Print Name                                    Witness

Date: June 18, 2014

SWORN TO AND SUBSCRIBED BEFORE ME this 18th day of June, 2014.

/s/ Kay B. Hughes
-------------------------
Notary Public